Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3, as amended (File Nos. 333-280817, 333-280507, 333-276305, 333-270682, 333-267633) and Form S-8 (No. 333-267421) of Gold Royalty Corp. of our report dated March 20, 2025, relating to the consolidated financial statements, which appears in this Form 20-F.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, Canada

March 20, 2025